Exhibit 99.01

Investor and Media Contacts:

Nancy Erba

+1 408.350.8850

nerba@immersion.com

Jennifer Jarman

The Blueshirt Group

+1 415.217.5866

jennifer@blueshirtgroup.com

IMMERSION ANNOUNCES APPOINTMENT OF CARL SCHLACHTE, CHAIRMAN

OF THE BOARD, AS INTERIM CHIEF EXECUTIVE OFFICER

SAN JOSE, Calif.—November 30, 2017 – Immersion Corp. (Nasdaq: IMMR), the leading developer and licensor of touch feedback technology, today announced that at the request of the Board of Directors, Vic Viegas has agreed to resign as Chief Executive Officer and as a director.

Carl Schlachte, currently Chairman of the Board, has been unanimously elected by the Board as Interim CEO. Mr. Schlachte joined the Immersion Board in 2011 and was elected as Chairman in 2012. He currently serves as Chairman and CEO of Ventiva, Inc., which designs and develops thermal management technologies for consumer applications in mobile computing, power electronics and LED lighting. He will continue to serve as Chairman of the Board of Immersion during his tenure as Interim CEO.

“After a thorough review of our business and strategy, the Board has decided to pursue new leadership for the company. We are commencing a search for a permanent CEO, and until the completion of this process, I am honored that the Board has put its trust in me to serve as Interim CEO,” said Mr. Schlachte. “On behalf of the Board, I want to thank Vic for his years of dedicated service to Immersion. We wish him the very best.”

“Immersion’s recently announced licensing agreements continue to demonstrate that the technology and IP developed by our employees have significant value around the world,” Mr. Schlachte said. “As a long-time Board member, I am a deep believer in the value of our haptic technology solutions, as well as in our innovative culture and strong intellectual property portfolio. I am excited about the opportunities in front of Immersion.”

About Immersion

Immersion is the leading innovator of touch feedback technology, also known as haptics. The company provides technology solutions for creating immersive and realistic experiences that enhance digital interactions by engaging users’ sense of touch. With more than 2,600 issued or pending patents, Immersion’s technology has been adopted in more than 3 billion digital devices, and provides haptics in mobile, automotive, advertising, gaming, medical and consumer electronics products. Immersion is headquartered in San Jose, California with offices worldwide. Learn more at www.immersion.com.

Forward Looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements. All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to, statements regarding the company’s leadership transition, the benefits of Immersion’s technology and its business strategy.

Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to: unanticipated difficulties and challenges encountered in product development efforts by Immersion and its licensees; adverse outcomes in any future intellectual property-related litigation and the costs related thereto; the effects of the current macroeconomic climate; delay in or failure to achieve adoption of or commercial demand for Immersion’s products or third party products incorporating Immersion’s technologies; and a delay in or failure to achieve the acceptance of touch feedback as a critical user experience. Many of these risks and uncertainties are beyond the control of Immersion.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s most current Form 10-K, and Form 10-Q, both of which are on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

(IMMR - C)

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